EXHIBIT 10.01

                              TERMINATION AGREEMENT

            This Agreement is dated for reference on October 23, 2001

BETWEEN:

         IDAHO CONSOLIDATED METALS CORP., a company having its business office at Suite 101, 5000 Bridge Street, Delta, BC, V4K 2K4

                                            (hereinafter referred to as "Idaho")
AND:

         CRYSTALLEX INTERNATIONAL CORPORATION, a company having its business office at Suite 902, 700 West Pender Street, in the City of Vancouver, in the Province of British Columbia.

                                       (hereinafter referred to as "Crystallex")

WITNESS THAT WHEREAS:

A. Idaho and Crystallex entered into a Management Services Agreement (hereinafter referred to as the "Crystallex Agreement") on the 10th day of January, 2001;

B. Pursuant to Clause 12(b) of the Crystallex Agreement, Crystallex has given written notice of termination and the parties wish to document the termination on the terms and conditions hereinafter appearing.

NOW THEREFORE THIS AGREEMENT witnesses that in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree with one another as follows:

1. The Crystallex Agreement is hereby terminated effective November 15, 2001. The parties agree that the options granted to Crystallex by Idaho shall remain in good standing until November 15, 2002 at which time the options shall terminate and be of no further force or effect.

2. The parties confirm that as at November 15, 2001 the monthly fees payable by Idaho to Crystallex pursuant to services to be provided by Crystallex to Idaho shall terminate and Idaho shall have no further obligation to Crystallex other than in relation to the options referred to above.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

IDAHO CONSOLIDATED METALS CORP.

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CRYSTALLEX INTERNATIONAL CORPORATION

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